As filed with the Securities and Exchange Commission on March 15, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ENTRADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-3983399
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6 Tide Street

Boston, MA 02210

(857) 520-9158

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Entrada Therapeutics, Inc. 2021 Stock Option and Incentive Plan

Entrada Therapeutics, Inc. 2021 Employee Stock Purchase Plan

(Full title of the plans)

Dipal Doshi

President and Chief Executive Officer

Entrada Therapeutics, Inc.

6 Tide Street

Boston, MA 02210

(857) 520-9158

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arthur R. McGivern

Sarah Ashfaq

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed for the purposes of registering (i) an additional 1,248,973 shares of common stock, par value $0.0001 per share (the “common stock”), of Entrada Therapeutics, Inc. (the “Registrant”) that may be issued pursuant to the Entrada Therapeutics, Inc. 2021 Stock Option and Incentive Plan (the “2021 Plan”) and (ii) an additional 312,243 shares of common stock of the Registrant that may be issued pursuant to the Entrada Therapeutics, Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”). The number of shares of common stock reserved and available for issuance under the 2021 Plan is subject to an automatic annual increase on each January 1 by an amount equal to the lesser of: (i) four percent (4%) of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (ii) such number of shares of common stock as determined by the Administrator (as defined in the 2021 Plan). Accordingly, on January 1, 2022, the number of shares of common stock reserved and available for issuance under the 2021 Plan increased by 1,248,973. This Registration Statement registers these additional 1,248,973 shares of common stock. The additional shares are of the same class as other securities relating to the 2021 Plan for which the Registrant’s registration statement filed on Form S-8 (File No. 333-260563) on October 28, 2021, is effective. The number of shares of common stock reserved and available for issuance under the 2021 ESPP is subject to an automatic annual increase on each January 1 by an amount equal to the lesser of: (i) 557,524 shares of common stock, (ii) one percent (1%) of the number of shares of common stock issued and outstanding on the immediately preceding December 31, or (iii) such number of shares of common stock as determined by the Administrator (as defined in the 2021 ESPP). Accordingly, on January 1, 2022, the number of shares of common stock reserved and available for issuance under the 2021 ESPP increased by 312,243. This Registration Statement registers these additional 312,243 shares of common stock. The additional shares are of the same class as other securities relating to the 2021 ESPP for which the Registrant’s registration statement filed on Form S-8 (File No. 333-260563) on October 28, 2021, is effective. The information contained in the Registrant’s registration statement on Form S-8 (File No. 333-260563) is hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

See the Exhibit Index for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Fourth Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on November 2, 2021 (File No. 001-40969)).

4.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K, filed on November 2, 2021 (File No. 001-40969)).

4.3	Amended and Restated Investors’ Rights Agreement, dated as of March 29, 2021 (Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-260160)).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	2021 Stock Option and Incentive Plan, and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-260160)).

99.2	2021 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-260160)).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 15th day of March, 2022.

ENTRADA THERAPEUTICS, INC.

By:	/s/ Dipal Doshi
Name: Dipal Doshi
Title: President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Dipal Doshi and Kory Wentworth as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities and on the date indicated below.

Name	Title	Date

/s/ Dipal Doshi Dipal Doshi	President and Chief Executive Officer (Principal Executive Officer)	March 15, 2022

/s/ Kory Wentworth Kory Wentworth	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 15, 2022

/s/ Kush M. Parmar Kush M. Parmar, M.D., Ph.D.	Chairman and Director	March 15, 2022

/s/ John F. Crowley John F. Crowley	Director	March 15, 2022

/s/ Todd Foley Todd Foley	Director	March 15, 2022

/s/ Peter S. Kim Peter S. Kim, Ph.D.	Director	March 15, 2022

/s/ Carole Nuechterlein Carole Nuechterlein	Director	March 15, 2022

/s/ Mary Thistle Mary Thistle	Director	March 15, 2022